Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2016 RESULTS; UPDATES GENESIS SALES PROCESS

IRVINE, Calif, February 22, 2017 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA)(NASDAQ: SBRAP) today announced results of operations for the fourth quarter of 2016.
RECENT HIGHLIGHTS

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For the fourth quarter of 2016, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.31, $0.62, $0.62, $0.59 and $0.54, respectively, compared to $0.34, $0.59, $0.64, $0.58 and $0.55, respectively, for the fourth quarter of 2015.

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During the fourth quarter of 2016, we made investments of $44.9 million with a weighted average initial cash yield of 7.75%. These investments consisted of: (i) $44.0 million of real estate acquisitions; (ii) $0.1 million of real estate additions; (iii) $0.6 million of preferred equity investments; and (iv) $0.2 million of investments in loans receivable. For the year ended December 31, 2016, we made investments totaling $165.7 million.

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During the fourth quarter of 2016, we sold two skilled nursing/transitional care facilities and one parcel of land for aggregate consideration of $12.6 million after selling expenses of $0.4 million, resulting in an aggregate $2.9 million loss on sale.

•
During the year ended December 31, 2016, we recycled $314.0 million of capital, consisting of $98.0 million of net proceeds received from the sales of assets and $216.0 million of proceeds from the repayment of loan receivable investments. The result of our capital recycling is a reduction in our Net Debt to Adjusted EBITDA of 0.63x and a decrease in outstanding revolving credit facility balance of $229.0 million compared to December 31, 2015.

•	On January 10, 2017, Standard & Poor's Ratings Services affirmed our corporate issuer rating of BB- while also affirming our outlook as stable.

•	On January 25, 2017, Fitch Ratings affirmed our ratings, including our corporate issuer and unsecured bond ratings of BB+, while also affirming our outlook as stable.

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On February 3, 2017, our board of directors declared a quarterly cash dividend of $0.42 per share of common stock. The dividend will be paid on February 28, 2017 to common stockholders of record as of the close of business on February 15, 2017.

•
On February 3, 2017, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A preferred stock. The dividend will be paid on February 28, 2017 to preferred stockholders of record as of the close of business on February 15, 2017.

Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “Sabra had another strong operational quarter. Skilled/Transitional EBITDAR coverage improved sequentially to a new high of 1.52x. Senior Housing EBITDAR coverage improved sequentially to 1.22x. Skilled/Transitional occupancy improved sequentially 90 basis points to 88.2%. Skilled mix was essentially flat at 43.8%. Senior Housing occupancy was essentially flat sequentially at 89.4%. Genesis fixed charge coverage was flat at 1.24x, Holiday AL Holdings LP was flat at 1.17x and Tenet Health Care Corporation came in at 2.19x.
Our focus on recycling capital in 2016 proved to be effective allowing us to delever our balance sheet and invest without having to access equity markets.

That objective will continue this year with our focus on divesting Genesis assets. Genesis has determined it is in their best interest to retain a significant number of the 35 assets we committed to sell. We are still committed to and in the process of selling the 35 assets; however, for those asset sales in which Genesis does not participate only our real estate will be sold and Genesis will remain the operator. This may potentially affect timing of the sales, but we do not anticipate the effect to be material. The benefit of the divestitures to Sabra remains unchanged.
Prior to our decision to exit these assets, our strategy to reduce Genesis exposure was solely through growth. Upon completion of these divestitures, we will expect to further reduce our Genesis exposure through continued divestitures as well as growth, remaining mindful of maintaining a balance between the two.
Given the uncertainty of the Genesis asset sales timing, we believe it best to utilize Sabra 4th quarter 2016 net income, normalized FFO and normalized AFFO per diluted common share as a run rate for 2017 excluding the impact of any future investments, the development projects itemized in our supplemental that will be coming into the portfolio in the latter part of 2017, dispositions or capital raising activities. That said, we expect to have improved clarity going forward and anticipate updating our outlook in conjunction with 1st quarter 2017 earnings.”
TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended December 31,
Facility Type	2016	2015	2016	2015
Skilled Nursing/Transitional Care	1.52x	1.36x	1.82x	1.69x
Senior Housing	1.22x	1.24x	1.40x	1.43x

Twelve Months Ended December 31,
Fixed Charge Coverage Ratio (2)	2016		2015
Genesis Healthcare, Inc. (3)	1.24x		1.29x
Tenet Health Care Corporation	2.19x		2.44x
Holiday AL Holdings LP	1.17x		1.15x

(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility Statistics are only included in periods subsequent to our acquisition. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(3) Fixed Charge Coverage Ratio for Genesis Healthcare, Inc. ("Genesis") for the twelve months ended December 31, 2015 includes the pro forma impact of the Skilled Healthcare acquisition, which was completed on February 2, 2015.

LIQUIDITY
As of December 31, 2016, we had approximately $499.5 million of liquidity, consisting of unrestricted cash and cash equivalents of $25.5 million (excluding joint venture cash and cash equivalents) and available borrowings of $474.0 million under our revolving credit facility.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2016 fourth quarter earnings will be held on Thursday, February 23 at 10:00 a.m. Pacific Time. The dial in number for the conference call is 888-259-8724 and participants should reference SABRA. The webcast URL is http://edge.media-server.com/m/p/coxzqrjd. A digital replay of the call will also be available for 30 days following the call, by dialing 888-203-1112 and using the passcode 4355352. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA

As of December 31, 2016, Sabra’s investment portfolio included 183 real estate properties held for investment (consisting of (i) 97 Skilled Nursing/Transitional Care facilities, (ii) 85 Senior Housing facilities, and (iii) one Acute Care Hospital), 10

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investments in loans receivable (consisting of (i) four mortgage loans, (ii) one construction loan, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession loan, and 12 preferred equity investments. Included in the 183 real estate properties held for investment are facilities operated by third-party managers pursuant to property management agreements ("Managed Properties"). As of December 31, 2016, Managed Properties consisted of two
100% owned senior housing facilities. As of December 31, 2016, Sabra’s real estate properties held for investment included 18,878 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations, the timing of the sale of Genesis assets, future sales opportunities, the ability to reduce our exposure to Genesis and the benefits from any reductions, future acquisition activity and future liquidity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this release has been provided by such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.

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CONTACT
Investor & Media Inquiries: (888) 393-8248

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SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$61,791	$66,772	$260,526	$238,864
Net income attributable to common stockholders	20,615	22,507	60,034	69,171
FFO attributable to common stockholders	40,733	38,679	164,439	132,411
Normalized FFO attributable to common stockholders	40,612	41,859	156,438	145,387
AFFO attributable to common stockholders	38,768	38,183	161,465	133,913
Normalized AFFO attributable to common stockholders	35,668	36,186	148,859	134,049
Per common share data attributable to common stockholders:
Diluted EPS	$0.31	$0.34	$0.92	$1.11
Diluted FFO	0.62	0.59	2.51	2.12
Diluted Normalized FFO	0.62	0.64	2.39	2.33
Diluted AFFO	0.59	0.58	2.45	2.14
Diluted Normalized AFFO	0.54	0.55	2.26	2.14

Net cash flow from operations	$42,923	$41,986	$176,739	$121,101
	December 31, 2016	December 31, 2015
Investment Portfolio
Real Estate Properties held for investment(1)	183	180
Real Estate Properties held for investment, gross ($)	$2,292,345	$2,277,158
Total Beds/Units	18,878	18,349
Weighted Average Remaining Lease Term (in months)	112	117
Total Investments in Loans Receivable (#)	10	17
Total Investments in Loans Receivable, gross ($) (2)	$51,432	$271,094
Total Preferred Equity Investments (#)	12	10
Total Preferred Equity Investments, gross ($)	$45,190	$29,993
	December 31, 2016	December 31, 2015
Debt
Principal Balance
Fixed Rate Debt	$863,638	$877,850
Variable Rate Debt (3)	364,000	519,890
Total Debt	$1,227,638	$1,397,740

Cash	(25,663)	(7,434)
Net Debt (4)	$1,201,975	$1,390,306

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.16%	5.17%
Variable Rate Debt (3)	2.97%	3.17%
Total Debt	4.51%	4.43%

% of Total
Fixed Rate Debt	70.3%	62.8%
Variable Rate Debt (3)	29.7%	37.2%

Availability Under Revolving Credit Facility:	$474,000	$195,000
Available Liquidity (5)	$499,547	$202,412

(1) Included in Real Estate Properties held for investment are two Managed Properties.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of December 31, 2016, variable rate debt includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $67.0 million (CAD $90.0 million) and $26.0 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 2.2% of total debt as of December 31, 2016.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2016	2015
Assets
Real estate investments, net of accumulated depreciation of $282,812 and $237,841 as of December 31, 2016 and 2015, respectively	$2,009,939	$2,039,616
Loans receivable and other investments, net	96,036	300,177
Cash and cash equivalents	25,663	7,434
Restricted cash	9,002	9,813
Prepaid expenses, deferred financing costs and other assets, net	125,279	111,797
Total assets	$2,265,919	$2,468,837

Liabilities
Mortgage notes, net	$160,752	$174,846
Revolving credit facility	26,000	255,000
Term loans, net	335,673	264,229
Senior unsecured notes, net	688,246	685,704
Accounts payable and accrued liabilities	39,639	35,182
Total liabilities	1,250,310	1,414,961

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2016 and 2015	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,285,614 and 65,182,335 shares issued and outstanding as of December 31, 2016 and 2015, respectively	653	652
Additional paid-in capital	1,208,862	1,202,541
Cumulative distributions in excess of net income	(192,201)	(142,148)
Accumulated other comprehensive loss	(1,798)	(7,333)
Total Sabra Health Care REIT, Inc. stockholders' equity	1,015,574	1,053,770
Noncontrolling interests	35	106
Total equity	1,015,609	1,053,876
Total liabilities and equity	$2,265,919	$2,468,837

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$57,833	$57,277	$225,275	$209,851
Interest and other income	1,981	7,910	27,463	25,505
Resident fees and services	1,977	1,585	7,788	3,508

Total revenues	61,791	66,772	260,526	238,864

Expenses:
Depreciation and amortization	17,199	18,126	68,472	63,079
Interest	15,734	16,110	64,873	59,218
Operating Expenses	1,447	1,135	5,703	2,576
General and administrative	4,397	4,594	19,918	23,865
Provision for doubtful accounts and loan losses	2,257	6,237	5,543	12,842
Impairment of real estate	—	—	29,811	—

Total expenses	41,034	46,202	194,320	161,580

Other income (expense):
Loss on extinguishment of debt	—	—	(556)	—
Other income	5,332	2,560	10,677	2,260
Net (loss) gain on sales of real estate	(2,919)	1,954	(6,122)	(161)

Total other income	2,413	4,514	3,999	2,099

Net income	23,170	25,084	70,205	79,383

Net loss (income) attributable to noncontrolling interests	5	(17)	71	30
Net income attributable to Sabra Health Care REIT, Inc.	23,175	25,067	70,276	79,413

Preferred stock dividends	(2,560)	(2,560)	(10,242)	(10,242)

Net income attributable to common stockholders	$20,615	$22,507	$60,034	$69,171

Net income attributable to common stockholders, per:

Basic common share	$0.32	$0.35	$0.92	$1.11

Diluted common share	$0.31	$0.34	$0.92	$1.11

Weighted-average number of common shares outstanding, basic	65,286,722	65,172,799	65,284,251	62,235,014

Weighted-average number of common shares outstanding, diluted	65,671,345	65,424,854	65,520,672	62,460,239

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$70,205	$79,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,472	63,079
Non-cash interest income adjustments	582	626
Amortization of deferred financing costs	5,040	5,143
Stock-based compensation expense	7,496	6,123
Amortization of debt discount	109	103
Loss on extinguishment of debt	556	—
Straight-line rental income adjustments	(21,984)	(24,320)
Provision for doubtful accounts and loan losses	5,543	12,842
Change in fair value of contingent consideration	(1,526)	(1,550)
Gain on consolidation	—	(710)
Net loss on sales of real estate	6,122	161
Impairment of real estate	29,811	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,452)	(22,794)
Accounts payable and accrued liabilities	11,462	6,977
Restricted cash	(3,697)	(3,962)
Net cash provided by operating activities	176,739	121,101
Cash flows from investing activities:
Acquisitions of real estate	(153,579)	(461,330)
Origination and fundings of loans receivable	(9,675)	(49,687)
Origination and fundings of preferred equity investments	(7,348)	(12,804)
Additions to real estate	(1,003)	(3,689)
Repayment of loans receivable	215,962	5,803
Release of contingent consideration held in escrow	—	5,240
Net proceeds from sale of real estate	98,006	27,241
Net cash provided by (used in) investing activities	142,363	(489,226)
Principal payments on senior unsecured notes	—	—
Net (repayment of) proceeds from revolving credit facility	(229,000)	187,000
Proceeds from term loan	69,360	73,242
Proceeds from mortgage notes	—	28,735
Principal payments on mortgage notes	(14,768)	(3,132)
Payments of deferred financing costs	(5,937)	(1,452)
Contributions by noncontrolling interests	—	179
Issuance of common stock, net	(1,289)	139,403
Dividends paid on common and preferred stock	(119,264)	(109,897)
Net cash (used in) provided by financing activities	(300,898)	314,078
Net increase (decrease) in cash and cash equivalents	18,204	(54,047)
Effect of foreign currency translation on cash and cash equivalents	25	(312)
Cash and cash equivalents, beginning of period	7,434	61,793
Cash and cash equivalents, end of period	$25,663	$7,434
Supplemental disclosure of cash flow information:
Interest paid	$59,234	$53,875
Supplemental disclosure of non-cash investing and financing activities:
Assumption of mortgage indebtedness	$—	$30,456
Increase in real estate investments due to variable interest consolidation	$—	$10,700
Real estate acquired through loan receivable foreclosure	$10,100	$—
Decrease in loans receivable and preferred equity due to variable interest consolidation	$—	$(8,615)

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$20,615	$22,507	$60,034	$69,171
Add:
Depreciation of real estate assets	17,199	18,126	68,472	63,079
Net loss (gain) on sales of real estate	2,919	(1,954)	6,122	161
Impairment of real estate	—	—	29,811	—
FFO attributable to common stockholders	$40,733	$38,679	$164,439	$132,411

Lease termination fee	(2,992)	—	(7,724)	—
Additional default interest income	—	(2,591)	(4,398)	(319)
Non-recurring or unusual expensed acquisition pursuit costs	—	518	624	4,811
Loss on extinguishment of debt	—	—	556	—
Provision for doubtful accounts and loan losses, net (1)	3,244	5,253	3,941	8,029
Other normalizing items (2)	(373)	—	(1,000)	455
Normalized FFO attributable to common stockholders	$40,612	$41,859	$156,438	$145,387

FFO	$40,733	$38,679	$164,439	$132,411
Expensed acquisition pursuit costs (3)	(25)	1,042	1,197	7,023
Stock-based compensation expense	1,359	734	7,496	6,123
Straight-line rental income adjustments	(5,274)	(6,048)	(21,984)	(24,320)
Amortization of deferred financing costs	1,273	1,314	5,040	5,143
Non-cash portion of loss on extinguishment of debt	—	—	556	—
Change in fair value of contingent consideration	(1,576)	(1,850)	(1,526)	(1,550)
Provision for doubtful straight-line rental income, loan losses and other reserves	2,388	4,688	5,833	9,031
Other non-cash adjustments (4)	(110)	(376)	414	52
AFFO attributable to common stockholders	$38,768	$38,183	$161,465	$133,913
Additional default interest income	—	(2,591)	(4,398)	(319)
Lease termination fee	(2,992)	—	(7,724)	—
Provision for doubtful cash income (1)	(131)	594	(290)	—
Other normalizing items (2)	23	—	(194)	455
Normalized AFFO attributable to common stockholders	$35,668	$36,186	$148,859	$134,049
Amounts per diluted common share attributable to common stockholders:

Net income	$0.31	$0.34	$0.92	$1.11
FFO	$0.62	$0.59	$2.51	$2.12
Normalized FFO	$0.62	$0.64	$2.39	$2.33
AFFO	$0.59	$0.58	$2.45	$2.14
Normalized AFFO	$0.54	$0.55	$2.26	$2.14
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	65,671,345	65,424,854	65,520,672	62,460,239
AFFO and Normalized AFFO	65,923,624	65,570,914	65,904,435	62,659,935
(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO includes non-Managed Properties operating expenses, ineffectiveness gain related to our LIBOR interest rate swaps and gain on sale of 48 skilled nursing beds. Other normalizing items for AFFO includes non-Managed Properties operating expenses and gain on sale of 48 skilled nursing beds.
(3) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred.
(4) Other non-cash adjustments includes amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

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REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Managed Properties). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Managed Properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, expensed acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

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REPORTING DEFINITIONS

Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Prior to the third quarter of 2015, the Company normalized 100% of straight-line rental income write-offs.  In the third quarter of 2015, Sabra established a policy for normalizing write-offs and provisions for doubtful accounts to the extent in excess of any rental or interest income recognized during the period presented. The amounts for prior periods have been revised to conform to the current presentation.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the
Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Managed Properties, (ii) facilities held for sale, (iii) facilities being positioned to be sold, (iv) facilities being transitioned from being leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

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